Exhibit 99.1

China Broadband Completes Warrant Exchange Offer

NEW YORK, NY—China Broadband, Inc. (“China Broadband” or the “Company”) (OTCBB: CBBD), a publisher of digital and analog program guides and a provider of value added services for the cable industry, including broadband internet, pay-per-view and video-on-demand services for viewers in the People’s Republic of China, today announced the completion of its warrant exchange offering.

The Company is pleased to report that all of the holders of warrants issued by the Company on January 11, 2008 to purchase an aggregate of 9,699,993 shares of the Company’s common stock at an exercise price of $0.20 per share have exchanged their 2008 warrants for an aggregate of 485,000 shares of the Company’s common stock. In addition, all of the holders of warrants issued by the Company on July 30, 2010 to purchase an aggregate of 622,591,300 shares of the Company’s common stock at an exercise price of $0.05 per share, have exchanged their 2010 warrants for an aggregate of 373,554,780 shares of Company common stock. Following the consummation of these exchange transactions, the Company reported 829,836,723 shares of common stock outstanding (on a fully diluted basis) and 11,393,500 warrants to purchase shares of Company common stock at exercise prices ranging from $0.60 to $2.00.

”We believe the warrant exchange to be an effective utilization of our equity that will enhance shareholder value and the Company’s appeal to potential partners and investors,” said Marc Urbach, President & Chief Financial Officer of China Broadband.  “With a simplified capital structure now in place, we believe China Broadband is significantly better positioned to attract additional investors going forward.”

About China Broadband

China Broadband’s historical core business operations have been conducted through its affiliate, and with Jinan Jia He Broadband, also known as “Jinan Broadband,” the fifth largest broadband operator in China and the second largest broadband service provider in the Shandong Province’s capital city of Jinan. Additionally, through its Shandong Group affiliate, China Broadband publishes digital and analog television program guides, newspapers and entertainment magazines. It holds the exclusive license to publish television program guides in Shandong Province, one of the largest regional economies in China. For more information, visit http://www.chinabroadband.tv. Through its recent acquisition of Sinotop Group, China Broadband is beginning its engagement in the business of providing pay-per-view and video-on-demand services to viewers located in the People’s Republic of China.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact

Debra Chen
212-206-1216
debra@imc-ir.com
www.chinabroadband.tv